As filed with the Securities and Exchange Commission on January 10, 2007

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

IRON MOUNTAIN INCORPORATED	Delaware	23-2588479
IM CAPITAL TRUST I	Delaware	32-6001073
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

745 Atlantic Avenue, Boston, Massachusetts 02111, (617) 535-4766

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copy to:
C. RICHARD REESE	WILLIAM J. CURRY, ESQ.
Chairman of the Board of Directors and Chief Executive Officer	Sullivan & Worcester LLP One Post Office Square
745 Atlantic Avenue	Boston, Massachusetts 02109
Boston, Massachusetts 02111	(617) 338-2800
(617) 535-4766

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:   As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-126932

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to Be Registered (1)(2)	Proposed Maximum Offering Price Per Unit (1)	Proposed maximum aggregate offering price (3)	Amount of registration fee (4)
Debt Securities of Iron Mountain
Guarantees of Debt Securities of Iron Mountain(5)
Total			$60,000,000	$6,420

(1)             Not applicable pursuant to General Instruction II.D. of Form S-3 following the Calculation of Registration Fee Table in Form S-3, which provides that only the maximum aggregate offering price for the class of securities to be registered need be specified.

(2)             Such amount in U.S. dollars or the equivalent thereof in foreign currencies or foreign currency units as shall result in an aggregate initial offering price for all securities not to exceed $60,000,000, exclusive of any accrued interest.

(3)             Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(4)             Pursuant to Rule 457(o) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the proposed maximum aggregate offering price of the debt securities listed.

(5)             There is being registered hereunder all guarantees and other obligations that certain of Iron Mountain’s subsidiaries listed on the “Subsidiary Guarantor Registrants” table may have with respect to the debt securities of Iron Mountain being registered hereunder. No separate consideration will be received for the guarantees or any other such obligations.

SUBSIDIARY GUARANTOR REGISTRANTS(1)

Exact Name of Registrant as Specified in its Charter	State or Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
COMAC, Inc.	Delaware	94-3229868
Iron Mountain Global, Inc.	Delaware	04-3441680
Iron Mountain Global, LLC	Delaware	04-3545070
Iron Mountain Intellectual Property Management, Inc.	Delaware	77-0154485
Iron Mountain Information Management, Inc.	Delaware	04-3038590
Mountain Real Estate Assets, Inc.	Delaware	04-3545066
Iron Mountain Government Services Incorporated (f/k/a Mountain Reserve II, Inc.)	Delaware	54-2110823
Mountain Reserve III, Inc.	Delaware	47-0952067
Nettlebed Acquisition Corp.	Delaware	20-0388018
Iron Mountain Statutory Trust—1998	Connecticut	06-6466469
Iron Mountain Statutory Trust—1999	Connecticut	06-6496076
Treeline Services Corporation	Delaware	54-2110821

(1)             Any of the above registrants may fully and unconditionally guarantee on a joint and several basis any series of debt securities of Iron Mountain Incorporated offered by the prospectus contained as part of this registration statement as set forth in a related prospectus supplement.

EXPLANATORY NOTE
AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) solely to increase the amount of debt securities and related guarantees, which may be issued by us by registering an additional $60,000,000 (or the equivalent thereof in foreign currencies or foreign currency units) of debt securities and related guarantees, exclusive of any accrued interest.  Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-3 (Registration Number 333-126932), declared effective by the Securities and Exchange Commission (the “Commission”) on August 5, 2005, including the exhibits thereto and each of the documents incorporated therein by reference, are hereby incorporated by reference into this Registration Statement.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462 (b) under the Securities Act of 1933, as amended.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits

5.1           Opinion of Sullivan & Worcester LLP as to the legality of the securities being registered.

23.1         Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2         Consent of RSM Robson Rhodes LLP, independent registered public accounting firm.

23.3         Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).

24                                    Powers of Attorney (1).

(1)                                  Previously filed on the signature page to Registrant’s registration statement on Form S-3 (No. 333-126932), filed with the Securities and Exchange Commission on July 27, 2005.

Item 17. Undertakings.

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)              To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)             To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)              Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)             Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement or in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling person of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Iron Mountain Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, the Commonwealth of Massachusetts, on this 10th day of January, 2007.

IRON MOUNTAIN INCORPORATED

By:	/s/ JOHN F. KENNY, JR.
John F. Kenny, Jr.
Executive Vice President, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

*	Chairman and Chief Executive Officer	January 10 , 2007
C. Richard Reese

/s/ JOHN F. KENNY, JR.	Executive Vice President, Chief Financial Officer and Director
John F. Kenny, Jr.	(Principal Financial Officer and Principal Accounting Officer)	January 10 , 2007

*	Director	January 10 , 2007
Clarke H. Bailey

*	Director	January 10 , 2007
Constantin R. Boden

*	Director	January 10 , 2007
Kent P. Dauten

*	Director	January 10 , 2007
Arthur D. Little

*	Director	January 10 , 2007
Vincent J. Ryan

*By:	/s/ John F. Kenny, Jr.
John F. Kenny, Jr.
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, IM Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, the Commonwealth of Massachusetts, on this 10th day of January, 2007.

IM CAPITAL TRUST I

By: Iron Mountain Incorporated, as Sponsor

By:	/s/ JOHN F. KENNY, JR.
John F. Kenny, Jr.
Executive Vice President, Chief Financial Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, COMAC, Inc., Iron Mountain Intellectual Property Management, Inc., Iron Mountain Global, Inc., Iron Mountain Government Services Incorporated, Iron Mountain Information Management, Inc. Mountain Real Estate Assets, Inc., Mountain Reserve III, Inc., Treeline Services Corporation, Nettlebed Acquisition Corp., Iron Mountain Global, LLC, Iron Mountain Statutory Trust - 1998 and Iron Mountain Statutory Trust - 1999 have each duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, the Commonwealth of Massachusetts, on this 10th day of January, 2007.

COMAC, INC.
IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.
IRON MOUNTAIN GLOBAL, INC.
IRON MOUNTAIN GOVERNMENT SERVICES INCORPORATED
IRON MOUNTAIN INFORMATION MANAGEMENT, INC.
MOUNTAIN REAL ESTATE ASSETS, INC.
MOUNTAIN RESERVE III, INC.
TREELINE SERVICES CORPORATION
NETTLEBED ACQUISITION CORP.

By:	/s/ JOHN F. KENNY, JR.
Name: John F. Kenny, Jr.
Title: Executive Vice President and Chief Financial Officer

IRON MOUNTAIN GLOBAL, LLC

By: Iron Mountain Global, Inc., its sole member

By:	/s/ JOHN F. KENNY, JR.
Name: John F. Kenny, Jr.
Title: Executive Vice President and Chief Financial Officer

IRON MOUNTAIN STATUTORY TRUST — 1998

By:	U.S. BANK NATIONAL ASSOCIATION, not individually but as Owner Trustee under that certain Amended and Restated Owner Trust Agreement dated as of October 1, 1998, as amended

	By:	/s/ JOHN CORREIA
Name: John Correia
Title: Vice President

IRON MOUNTAIN STATUTORY TRUST - 1999

By:	U.S. BANK NATIONAL ASSOCIATION, not individually but as Owner Trustee under that certain Owner Trust Agreement dated as of July 1, 1999, as amended

	By:	/s/ JOHN CORREIA
Name: John Correia
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

*	Chairman and Chief Executive Officer of the	January 10 , 2007
C. Richard Reese	Group A Subsidiaries; President and Chief Executive Officer of the Group B Subsidiaries

/s/ JOHN F. KENNY, JR.	Executive Vice President and Chief Financial
John F. Kenny, Jr.	Officer	January 10 , 2007

U.S. Bank National Association

By:/s/ JOHN CORREIA	Owner Trustee of Iron Mountain Statutory Trust —	January 10 , 2007
Name: John Correia Title: Vice President	1998 and Iron Mountain Statutory Trust — 1999

Iron Mountain Global, Inc.

By: *	Sole Member of Iron Mountain	January 10 , 2007
Name: C. Richard Reese Title: Chairman and Chief Executive Officer	Global, LLC

*	Sole Director of the Group A
John P. Lawrence	Subsidiaries and the Group B	January 10 , 2007
Subsidiaries

*By:	/s/ John F. Kenny, Jr.
John F. Kenny, Jr.
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description of Documents

5.1	Opinion of Sullivan & Worcester LLP as to the legality of the securities being registered.
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2	Consent of RSM Robson Rhodes LLP, independent registered public accounting firm.
23.3	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).
24	Powers of Attorney(1).

(1)             Previously filed on the signature page to Registrant’s registration   statement on Form S-3 (No. 333-126932), filed with the Securities and Exchange Commission on July 27, 2005.